                                                                       Exhibit 4

                           [Heinz Logo & Letterhead]

                 OFFICERS' CERTIFICATE PURSUANT TO SECTIONS 301
                   AND 303 OF THE INDENTURE IDENTIFIED BELOW

         The undersigned officers of H.J. Heinz Company (the "Company"), acting pursuant to authorization contained in resolutions of a Special Committee of the Board of Directors of the Company duly adopted on July 10, 1998, do hereby authorize, adopt and approve the following terms for a series of the Company's debt securities designated by such Special Committee as "6.375% Debentures Due 2028" (as used in this Officers' Certificate, the "Debentures") to be issued under an indenture, dated as of July 15, 1992 (the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), which debt securities have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (No. 333-48017) under the Securities Act of 1933, as amended. The terms set forth below are qualified in their entirety by reference to the terms relating to the Debentures that are contained in (i) the form of Debenture attached hereto as Exhibit A, and (ii) the Prospectus Supplement, dated July 10, 1998, to the Prospectus, dated March 19, 1998 (the "Prospectus Supplement"), attached hereto as Exhibit B, all of which terms are hereby authorized, adopted and approved. In the event of any conflict or discrepancy between the terms contained in this Certificate or the Prospectus Supplement or both and the terms contained in the form of Debenture, the terms contained in the form of Debenture shall control. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Prospectus Supplement.

         It is contemplated that all of the Debentures will be originally issued at one time.

         Subject to the foregoing, the following are hereby authorized, adopted and approved as the terms of the Debentures:

         I.       Title of the Debentures: 6.375% Debentures Due 2028.

         II.      Limit, if any, of the aggregate principal amount of
Debentures: $250,000,000.

         III. Date or dates on which the principal of Debentures is payable (maturity date): July 15, 2028.

         IV.      With respect to interest on Debentures:

               A. The rate and method of calculation thereof: The Debentures will bear interest at a rate of 6.375% per annum.

               B. The date from which such interest shall accrue: Each Debenture will bear interest from July 15, 1998 or from the most recent Interest Payment Date to which interest on such Debenture or a predecessor Debenture has been paid or duly provided for.

               C. Interest Payment Dates: Interest on the Debentures will be payable on each January 15 and July 15.

               D. Regular Record Dates for interest payable on any Interest Payment Date: The Regular Record Date with respect to the Debentures shall be January 1 and July 1, as the case may be, prior to each Interest Payment Date, whether or not such date shall be a Business Day.

          V. Place or places where principal and interest on Debentures shall be payable, and where Debentures may be surrendered for exchange: At the following office of the Trustee: First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, New York 10005. The Company, by or through the Trustee, may pay interest by check mailed to the Holder's address as it appears on the Security Register; provided, however, that payments to the Depository Trust Company will be made by wire transfer of immediately available funds to the account of Depository Trust Company or its nominee.

          VI. With respect to redemption, in whole or in part, the terms and conditions applicable to Debentures: Debentures will not be redeemable or repayable prior to their Stated Maturity.

          VII. With respect to the mandatory redemption or purchase of
Debentures:

               A. Any provisions for a sinking or analogous fund or upon the happening of a specified event: None.

               B. Provisions for redemption at the option of a holder, the period or periods within which such redemption must be made, the applicable redemption price, and the other terms and conditions of such redemption: None.

          VIII. Denominations in which Debentures are issuable: Minimum denomination of $1,000, and integral multiples of $1,000 in excess of $1,000.

          IX. If other than the principal amounts thereof, the portion of the principal amount of Debentures payable on declaration of acceleration pursuant to Section 502 of the Indenture: Not applicable.

           X. Trustee, Paying Agent and Security Register: The First National Bank of Chicago.

          XI. Currency in which interest is payable if other than U.S. currency: Not applicable.

          XII. Currency in which principal is payable if other than U.S. currency: Not applicable.

          XIII. Basis for determining equivalent price in U.S. currency if Debentures denominated in more than one currency: Not applicable.

          XIV. Manner in which principal and interest payments determined if according to an index: Not applicable.

          XV. A. Whether Debentures are issuable as Registered Securities, Bearer Securities or both: Registered Securities only.

               B. Whether Debentures are issuable in temporary or permanent global form: A permanent global Security representing all of the aggregate principal amount of the Debentures will be registered in the name of the nominee of the Depository Trust Company, which will act as depository. The Depository Trust Company or any successor depository for the Debentures permitted by the terms of this Officers' Certificate and the Debentures is hereinafter referred to as the "Depository."

               C. Whether, and the terms upon which, owners of interests in any permanent global Securities may be exchanged for Debentures of like tenor:
Notwithstanding any other provisions of the Indenture, this Officers' Certificate or the Debentures, but subject to the paragraph below, the global Security representing Debentures may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to another nominee of the Depository for the Debentures, or to a successor Depository for the Debentures selected or approved by the Company or to a nominee of such successor Depository. The global Security representing the Debentures shall bear a legend substantially to the following effect: "Except as otherwise provided in this Debenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor Depository or to a nominee of such successor Depository."

 If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Debentures or if at any time the Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statue or regulation and a successor Depository for the Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the provisions of this clause XV of the Officers' Certificate shall no longer be applicable to the Debentures and the Company will execute, and the Trustee will authenticate and deliver, Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security representing the Debentures in exchange for such global Security. In addition, the Company may at any time determine that the Debentures shall no longer be represented by a global Security and that the provisions of this clause XV of the Officers' Certificate shall no longer apply to the Debentures. In such event the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security representing the Debentures in exchange for such global Security. Upon the exchange of the global Security for Debentures in definitive registered form without coupons, in authorized denominations, the global Security shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for the global Security pursuant to the provisions of this Officers' Certificate shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Persons in whose names such Debentures are so registered, but without any liability on the part of the Company or the Trustee for the accuracy of the Depository's instructions. Except to the extent otherwise provided herein, the provisions of Section 305 of the Indenture shall apply to an exchange of a global Security contemplated by this paragraph.

          XVI. The applicability of Section 403 of the Indenture (regarding defeasance and discharge of Debentures) to the Debentures: The Debentures are subject to the defeasance and discharge provisions of Section 403 of the Indenture.

          XVII. Any other terms of or provisions applicable to the Debentures and the sale thereof:

                A. Forms of Debentures: The Debentures shall be substantially in the form attached hereto as Exhibit A.

     B. Form of Sale: The Company has engaged Goldman, Sachs & Co. as representative of the several underwriters named in the Pricing Agreement (defined below) for the purpose of selling the Debentures in an underwritten public offering in the United States, all as more fully set forth in the Underwriting Agreement attached as Exhibit C hereto (the "Underwriting Agreement") and the Pricing Agreement attached hereto as Exhibit D (the "Pricing Agreement").

     C.   Issue price to public of Debentures:  99.549% of principal amount.

     D. Underwriters' commission or discount as a percentage of the principal amount of Debentures to be issued: .875% of principal amount.

     IN WITNESS WHEREOF the undersigned have executed this Certificate on behalf of the Company as of this 15th day of July, 1998.

                                        /s/ Paul F. Renne
                                        ---------------------------------------
                                        Paul F. Renne
                                        Executive Vice President and
                                        Chief Financial Officer


                                        /s/ F. Nicholas Grasberger III
                                        ---------------------------------------
                                        F. Nicholas Grasberger III
                                        Treasurer


ATTEST:

/s/ Karyll A. Davis
---------------------------------------
Karyll A. Davis
Assistant Secretary

                                                                       EXHIBIT A

Unless this certificate is presented by an authorized representative, the Depository Trust Company ("DTC"), 55 Water Street, New York, New York to the Company or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

Except as otherwise provided in this Debenture, this Debenture may be transferred, in whole but not in part, to another nominee of DTC, to a successor of DTC or a nominee of such successor.

CUSIP NO.: 423074AF0                              PRINCIPAL AMOUNT: $250,000,000

No. 1



                               H.J. HEINZ COMPANY

                           6.375% Debentures due 2028

     H.J. HEINZ COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000) on July 15, 2028 or if such date is not a Business Day (as defined below), the next succeeding Business Day (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum from July 15, 1998 or the most recent Interest Payment Date to which interest has been paid or duly provided for, in like coin or currency, semi-annually in arrears on January 15 and July 15 in each year, commencing January 15, 1999, at the rate of 6.375% per annum (computed on the basis of a 360-day year of twelve 30-day months). If this Debenture has been issued upon transfer of, in exchange for, or in replacement of a predecessor Debenture, interest on this Debenture shall accrue from the last Interest Payment Date to which interest was paid on such predecessor Debenture or, if no interest was paid on such predecessor Debenture, from July 15, 1998. The first payment of interest on a Debenture originally issued and dated between a Record Date (as defined below) and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date. Subject to certain exceptions provided in the Indenture, the interest so payable on any Interest Payment Date will be paid to the person in whose name this Debenture is registered at the close of business on January 1, or July 1, as the case may be, prior to such Interest Payment Date, whether or not a Business Day (as herein defined) (each such date a "Record Date").

     All payments of principal, premium, and interest in respect of this Debenture will be made by the Company in immediately available funds.

     Any payment on this Debenture due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in The City of New York generally are authorized or obligated by law or executive order to close.

     Additional provisions of this Debenture are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Debenture shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee under the Indenture.

     IN WITNESS WHEREOF, H.J. HEINZ COMPANY has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated: July 15, 1998

                                          H.J. HEINZ COMPANY

                                          By:
                                             -----------------------------------
                                               Name: F. Nicholas Grasberger, III
                                               Title: Treasurer


Attest:



-----------------------------
Name: Karyll A. Davis
Title: Assistant Secretary


[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

             This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                            THE FIRST NATIONAL BANK
                             OF CHICAGO, as Trustee

                              By:
                                 ------------------
                                 Authorized Officer

                                   [REVERSE]

                               H.J. HEINZ COMPANY

                           6.375% Debentures due 2028


     This Debenture is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company ("Debt Securities"), all issued or to be issued under and pursuant to an indenture, dated as of July 15, 1992, (the "Indenture"), duly executed and delivered by the Company to The First National Bank of Chicago, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Securities. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may by subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. This Debenture is one of a series of Debt Securities, which series is limited in aggregate principal amount to $250,000,000, designated as "6.375% Debenture due 2028" (the "Debenture") of the Company.

     The Debentures are not subject to redemption prior to maturity and are not subject to any sinking fund requirement.

     The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Debenture and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

     In case an Event of Default, as defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each series issued under the Indenture which are affected thereby, at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any indenture supplemental thereto or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) change the fixed maturity of any Debt Security, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof without the consent of the holder of each such Debt Security so affected, (ii) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities affected then outstanding or (iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities of any series then outstanding, by written notice to the Company and to the Trustee, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences, except in each case a failure to pay principal (or premium, if any) or interest on such Debt Securities. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued upon the registration of transfer hereof or in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Debenture or other such Debentures.

     The Debentures are issuable in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Upon due presentment for registration of transfer of this Debenture at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, a new Debenture or Debentures in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, in the manner and subject to the limitations provided in the Indenture and the Officers' Certificate relating to the Debenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the places, at the respective times, at the rate and in the currency herein prescribed.

     The Company, the Trustee and any paying agent may deem and treat the Person in whose name this Debenture is registered as the absolute owner of this Debenture (whether or not this Debenture shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Debenture.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto or any Debenture, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Debenture.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

     This Debenture shall be governed by and construed in accordance with the laws of the State of New York.

                                 ABBREVIATIONS

               The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though there were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common              UNIF GIFT MIN ACT--___CUSTODIAN___
TEN ENT -- as tenants by the entireties           (Cust)            (Minor)
JT TEN  -- as joint tenants with right        Under Uniform Gifts to Minors Act
           of survivorship and not as
           tenants in common
                                              _________________________________
                                                          (State)

    Additional abbreviations may also be used though not in the above list.

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

_______________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_______________________________________________________________________________

_______________________________________________________________________________

the within Debenture of H.J. HEINZ COMPANY and does hereby irrevocably constitute and appoint _________________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:_______________________                     _____________________________

                     _____________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any other change whatever.

                                                                       EXHIBIT B


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 19, 1998

                                  $250,000,000
                               H.J. HEINZ COMPANY
                      6.375% DEBENTURES DUE JULY 15, 2028

                            ------------------------

     Interest on the Debentures is payable on January 15 and July 15 of each year, commencing January 15, 1999. The Debentures are not redeemable prior to maturity. The Debentures will be represented by one or more global Debentures registered in the name of the nominee of The Depository Trust Company. Beneficial interests in the global Debentures will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described herein, Debentures in definitive form will not be issued. The Debentures will be issued only in denominations of $1,000 and integral multiples thereof. The Debentures will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Debentures will therefore settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds. See "Description of the Debentures--Book-Entry System".

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                                                INITIAL PUBLIC         UNDERWRITING        PROCEEDS TO
                                               OFFERING PRICE(1)       DISCOUNT(2)        COMPANY(1)(3)
                                               -----------------       -----------        -------------
Per Debenture................................       99.549%               0.875%             98.674%
Total........................................    $248,872,500           $2,187,500        $246,685,000

---------

(1) Plus accrued interest, if any, from July 15, 1998.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(3) Before deducting estimated expenses of $122,600 payable by the Company.

                            ------------------------

     The Debentures offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Debentures will be ready for delivery in book-entry form only through the facilities of DTC in New York, New York, on or about July 15, 1998 against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.
                        J.P. MORGAN & CO.

                                           WARBURG DILLON READ LLC

                            ------------------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 10, 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBENTURES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH DEBENTURES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by H. J. Heinz Company (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this Prospectus Supplement and the
Prospectus:

      (i) The Company's Annual Report on Form 10-K for the year ended April 30, 1997 (File No. 1-3385);

      (ii) The Company's Quarterly Reports on Form 10-Q for the three months ended July 30, 1997, the six months ended October 29, 1997 and the nine months ended January 28, 1998, respectively; and

      (iii) The Company's Current Reports on Form 8-K, dated March 25, 1998 and July 10, 1998.

     Reference is made to the information appearing under "Incorporation of Certain Documents by Reference" in the Prospectus.

                            ------------------------

                                  THE COMPANY

     The Company and its subsidiaries manufacture and market an extensive line of processed food products throughout the world. The Company's products include ketchup and sauces/condiments, pet food, tuna and other seafood products, baby food, frozen potato products, soup (canned and frozen), lower calorie products (frozen entrees, frozen desserts, frozen breakfasts and other products), beans, pasta, bakery products, full calorie frozen dinners and entrees, chicken, vegetables and fruits (frozen and canned), frozen pizza and pizza components, coated products, meats, edible oils, pickles, vinegar, nutritional/performance drinks, margarine/shortening, juices and other processed food products. The Company also operates and franchises weight control classes and operates other related programs and activities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for the year ended April 29, 1998 was 5.29. The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes and the cumulative effect of accounting change, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense. Reference is made to the information appearing in Exhibit 12 to the Company's Current Report on Form 8-K dated July 10, 1998.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of the Debentures are estimated to be $246,562,400 after the deduction of the underwriting discount and of the estimated expenses payable by the Company. The Company intends to use all of the net proceeds from this offering to repay outstanding commercial paper bearing interest based upon prevailing 30-day commercial paper rates. On July 1, 1998, the weighted average interest rate on the outstanding commercial paper expected to be repaid with the proceeds of this offering was 5.60% and the weighted average maturity of such indebtedness was approximately 45 days.

                         DESCRIPTION OF THE DEBENTURES

     The following description of the particular terms of the Debentures offered hereby (referred to in the Prospectus as the "Offered Debt Securities") supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. The following summary of the Debentures is qualified in its entirety by reference to the Indenture referred to in the Prospectus (the "Indenture").

     The Debentures constitute a separate series of Debt Securities to be issued pursuant to the Indenture. The Debentures will be limited to $250,000,000 in aggregate principal amount. The Debentures will be issued only in fully registered book-entry form, in denominations of $1,000 and integral multiples of $1,000. The Debentures will bear interest from July 15, 1998 at the annual rate set forth on the cover page of this Prospectus Supplement, and will mature on July 15, 2028 (the "Maturity Date"). Interest on the Debentures will be payable semi-annually on January 15 and July 15, commencing January 15, 1999, to the Persons in whose names the Debentures (or any predecessor Debentures) are registered at the close of business on the applicable Regular Record Date, which is the January 1 or July 1 next preceding such Interest Payment Date. For so long as the Debentures are held solely in book-entry form through the facilities of DTC, the only registered holder of the Debentures ("Holder") will be Cede & Co., as nominee for DTC. The Debentures will not be redeemable by the Company prior to their stated maturity and will not be subject to any sinking fund.

     The Debentures will be subject to defeasance and discharge and to defeasance of certain obligations as described under "Description of Securities--Defeasance" in the Prospectus.

BOOK-ENTRY SYSTEM

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     The Debentures initially will be represented by one or more global debentures (the "Global Debentures") registered in the name of the nominee of DTC except as set forth below. The Company has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the registered Holder of the Global Debentures. Unless and until Certificated Debentures are issued under the limited circumstances described herein, no person acquiring an interest in the Debentures (a "Book-Entry Debenture Owner") will be entitled to receive a certificate representing such person's interest in such Debentures. All references herein or in the Prospectus to actions by Holders shall refer to actions taken by DTC upon instructions from its Participants (as defined herein), and all references herein or in the Prospectus to payments to Holders shall refer to payments to DTC or Cede & Co., as the registered Holder of the Global Debentures, for distribution to Book-Entry Debenture Owners in accordance with DTC procedures.

     The following is based on information furnished by DTC:

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules (as defined herein) applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Book-Entry Debenture Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Debentures may do so only through Participants and Indirect Participants. In addition, Book-Entry Owners will receive all payments of principal, premium, if any, and interest from the Trustee through Participants and, if applicable, Indirect Participants. Under a book-entry format, Book-Entry Debenture Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Book-Entry Debenture Owners. Book-Entry Debenture Owners will not be recognized by the Trustee as Holders, as such term is used in the Indenture, and Book-Entry Debenture Owners will only be permitted to exercise the rights of Holders indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Debentures and is required to receive and transmit payments of principal, premium, if any, and interest on the Debentures. Participants and Indirect Participants with which Book-Entry Debenture Owners have accounts with respect to the Debentures similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Book-Entry Debenture Owners.

     Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Book-Entry Debenture Owner to pledge Debentures to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Debentures, may be limited due to the lack of a physical certificate for such Debentures.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder under the Indenture only at the direction of one or more Participants to whose account with DTC the Debentures are credited.

     Debentures in fully registered certificated form ("Certificated Debentures") will be issued to Book-Entry Debenture Owners or their nominees, rather than to DTC or its nominees, only if (i) the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Debentures, and the Trustee or the Company is unable to locate a qualified successor, or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Certificated Debentures. Upon surrender by DTC of a Global Debenture representing the Debentures and instructions for re-registration, the Trustee will issue the Debentures in the form of Certificated Debentures, and thereafter the Trustee will recognize the registered holders of such Certificated Debentures as Holders under the Indenture.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement and related Pricing Agreement referred to therein, the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amounts of the Debentures set forth opposite its name below.

                                                                PRINCIPAL
                                                                 AMOUNT
                        UNDERWRITER                           OF DEBENTURES
                        -----------                           -------------
Goldman, Sachs & Co.........................................  $ 84,000,000
J.P. Morgan Securities Inc..................................    83,000,000
Warburg Dillon Read LLC.....................................    83,000,000
                                                              ------------
     Total..................................................  $250,000,000
                                                              ============

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Debentures, if any are taken.

     The Underwriters propose to offer the Debentures in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain securities dealers at such price less a concession of 0.500% of the principal amount of the Debentures. The Underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the Debentures to certain brokers and dealers. After the Debentures are released for sale to the public, the offering price and other selling terms may be varied by the Underwriters.

     The Debentures are a new issue of securities with no established trading market. The Underwriters have advised the Company that they intend to make a market in the Debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debentures.

     In connection with the offering, the Underwriters may purchase and sell the Debentures in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Debentures, and short positions created by the Underwriters involve the sale by the Underwriters of a greater aggregate principal amount of Debentures than they are required to purchase from the Company in the offering. The Underwriters also may impose a penalty bid whereby selling concessions allowed to broker-dealers in respect of Debentures sold in the offering may be reclaimed by the Underwriters if such Debentures are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Debentures, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

     In the ordinary course of business, certain of the Underwriters and their affiliates have engaged and may engage in the future in investment banking and commercial banking transactions with the Company and its affiliates.

                             VALIDITY OF DEBENTURES

     The validity of the Debentures will be passed upon for the Company by Lawrence J. McCabe, Senior Vice President, General Counsel and Secretary of the Company, and for the Underwriters by Sullivan & Cromwell, New York, New York. Mr. McCabe beneficially owns shares of the Company's common stock and holds options to purchase additional shares of common stock.

                                 [HEINZ LOGO]

                               H.J. HEINZ COMPANY

                                DEBT SECURITIES
                            AND WARRANTS TO PURCHASE
                                DEBT SECURITIES
                            ------------------------

     H.J. Heinz Company (the "Company") may offer, from time to time, debt securities consisting of debentures, notes and/or other unsecured evidences of indebtedness (the "Debt Securities") which Debt Securities may include warrants (the "Warrants") in respect thereof at an aggregate principal amount not to exceed $750,000,000 (including the principal amount of Debt Securities deliverable upon exercise of Warrants), or, if the principal of the Debt Securities is payable in a foreign or composite currency, the equivalent thereof at the time of the offering. The Debt Securities may be offered as separate series and may be offered in amounts, at prices and on terms to be determined at the time of sale. When a particular series of Debt Securities (the "Offered Debt Securities") are offered, a supplement to this Prospectus (a "Prospectus Supplement") will be delivered with this Prospectus setting forth the terms of such Offered Debt Securities, including, if applicable, the specific designation, aggregate principal amount, denominations, currency, purchase price, maturity, rate (which may be fixed or variable) and time of payment of interest, redemption terms, and any listing on a securities exchange of the Offered Debt Securities and terms of the Warrants (if applicable).

     The Debt Securities may be issued in registered or bearer form or both. In addition, all or a portion of the Debt Securities of a series may be issued in temporary or permanent global form. Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

     The Company may sell the Offered Debt Securities and Warrants to or through underwriters, and also may sell the Offered Debt Securities and Warrants directly to other purchasers or through agents. See "Plan of Distribution." The accompanying Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Offered Debt Securities and Warrants in respect of which this Prospectus is being delivered, the principal amounts, if any, of Offered Debt Securities to be purchased by such underwriters and the compensation, if any, of such underwriters or agents. The net proceeds to the Company from such sale will be set forth in the Prospectus Supplement.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 19, 1998.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

Available Information.......................................    3
Incorporation of Certain Documents
  by Reference..............................................    3
The Company.................................................    4
Ratio of Earnings to Fixed Charges..........................    5
Use of Proceeds.............................................    5
Description of Debt Securities..............................    5
Description of Warrants.....................................   10
Plan of Distribution........................................   11
Legal Opinions..............................................   12
Experts.....................................................   12
Special Note Regarding Forward Looking Statements...........   12

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be inspected on the Internet at the Commission's website (http://www.sec.gov). In addition, reports, proxy materials and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104, on which exchanges the Company's Common Stock, par value $.25 per share (the "Common Stock"), is listed.

     The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") (which term encompasses any amendments thereto) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement including the exhibits filed as a part thereof or otherwise incorporated therein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997 filed with the Commission (File No. 1-3385) and the Company's Quarterly Reports on Form 10-Q for the three months ended July 30, 1997, the six months ended October 29, 1997 and the nine months ended January 28, 1998 are incorporated herein by reference.

     All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference into such documents) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to the Corporate Affairs Department, H.J. Heinz Company, P.O. Box 57, Pittsburgh, Pennsylvania 15230-0057; telephone number (412) 456-6000.

                                  THE COMPANY

     The Company was incorporated in Pennsylvania on July 27, 1900. In 1905, it succeeded to the business of a partnership operating under the same name which had developed from a food business founded in 1869 at Sharpsburg, Pennsylvania by Henry J. Heinz. The principal executive offices of the Company are located at 600 Grant Street, Pittsburgh, Pennsylvania 15219 and its telephone number is 412-456-5700.

     The Company and its subsidiaries manufacture and market an extensive line of processed food products throughout the world. The Company's products include ketchup and sauces/condiments, pet food, tuna and other seafood products, baby food, frozen potato products, soup (canned and frozen), lower calorie products (frozen entrees, frozen desserts, frozen breakfasts, dairy and other products), beans, pasta, full calorie frozen dinners and entrees, coated products, bakery products, vegetables and fruits (frozen and canned), chicken, frozen pizza and pizza components, edible oils, margarine/shortening, vinegar, pickles, juices, canned meats and other processed food products. The Company also operates and franchises weight control classes and operates other related programs and activities.

     The Company's products are widely distributed around the world. Many of the Company's products are marketed under the "Heinz" trademark, principally in the United States, Canada, the United Kingdom, other western European countries, Australia, Venezuela, Japan, the People's Republic of China, the Republic of Korea and Thailand. Other important trademarks include "Star-Kist" for tuna products, "Ore-Ida" for frozen retail potato products, "Bagel Bites" for pizza snack products, "Moore's" for retail coated vegetables, "Rosetto" for frozen pasta products, "Earth's Best" for baby food and "Dyna Bites" and "Cheese Bites" for retail snack products, all of which are marketed in the United States. "9 Lives" is used for cat foods, "Kibbles N' Bits", "Ken-L-Ration", "Reward" and "IVD" for dog food, "Jerky Treats", "Meaty Bone", "Snausages" and "Pup-Peroni" for dog snacks, and "Nature's Recipe" for dog and cat foods, all of which are marketed in the United States and Canada. "Amore" is used for cat foods, "Kozy Kitten" for canned cat foods, "Cycle", "Gravy Train", "Skippy Premium", "Recipe" and "Vets" for dog food, and "Pounce" for cat treats, all of which are marketed in the United States. "Chef Francisco" is used for frozen soups and "Omstead" is used for frozen vegetables, frozen coated products and frozen fish products, both of which are marketed in the United States and Canada. "Pablum" is used for baby food products marketed in Canada. "Plasmon", "Nipiol" and "Dieterba" are used for baby food products, "Ortobuono" for pickled vegetables and fruit in syrup, "Mare D'Oro" for seafood and "Mareblu" for tuna, "Mr. Foody" for table and kitchen sauces, and "Bi-Aglut", "Aproten", "Polial" and "Dialibra" for nutraceutical products, all of which are mainly marketed in Italy. "Petit Navire" is used for tuna and mackerel products, "Marie Elisabeth" for sardines and tuna and "Orlando" and "Guloso" for tomato products, all of which are marketed in various European countries. "John West" is used for tuna, salmon and other products in the United Kingdom and other European countries. "Pudliszki" is used for ketchup and other products in Poland. "Wattie's" is used for various grocery products and frozen foods, "Tegel" for poultry products, "Chef" and "Champ" for cat and dog foods and "Craig's" for jams and marmalades, all of which are marketed in New Zealand, Australia and the Asia/Pacific region. "Hellaby" is used for canned meats in New Zealand and the Asia/Pacific region. "Farley's" and "Farex" are used for baby food products marketed in Europe, Canada, India, Australia and New Zealand. "Glucon D" and "Complan" are used for nutritional drink mixes marketed in India and in the case of "Complan" also Latin America and New Zealand. "Ganave" is used for pet food in Argentina. "N/R Original Recipe" is used for dog and cat foods marketed in various European countries and "Martins", "Medi-Cal" and "Techni-cal" are used for dog and cat foods in Canada, certain European countries and Japan. "Weight Watchers" is used in numerous countries in conjunction with owned and franchised weight control classes, programs, related activities and certain food products. "Budget Gourmet" is used for frozen entrees and dinners. The Company also markets certain products under other trademarks and brand names and under private labels.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratio of earnings to fixed charges for the periods shown.

                                                 FISCAL YEAR ENDED
NINE MONTHS ENDED   ----------------------------------------------------------------------------
JANUARY 28, 1998    APRIL 30, 1997   MAY 1, 1996   MAY 3, 1995   APRIL 27, 1994   APRIL 28, 1993
----------------    --------------   -----------   -----------   --------------   --------------
      5.48               2.56           4.34          4.98            6.20             4.88

     The ratios of earnings to fixed charges were calculated by dividing earnings by fixed charges. Earnings were calculated by adding income before income taxes and the cumulative effect of accounting change, interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), the interest component of rental expense and the amortization of capitalized interest. Fixed charges were calculated by adding interest expense (including amortization of debt expense and any discount or premium relating to indebtedness), capitalized interest and the interest component of rental expense.

                                USE OF PROCEEDS

     Except as may be set forth in a Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Debt Securities to repay short-term debt, to reduce or retire from time to time other indebtedness, to purchase common stock of the Company pursuant to the Company's ongoing stock repurchase program and for other general corporate purposes, including for capital expenditures for business development.

     Depending on market conditions, the financial needs of the Company and other factors, the Company may, from time to time, undertake additional financings. The amount and timing of such financings, if any, cannot be determined at this time.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The Debt Securities are to be issued under an Indenture (the "Indenture"), dated as of July 15, 1992, between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"), which is filed as an exhibit to the Registration Statement. The following summary of certain general provisions of the Indenture and the Debt Securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including the definitions therein of certain terms. Whenever particular provisions in the Indenture are referred to herein, such provisions are incorporated by reference herein. Unless otherwise defined herein, all capitalized terms in this section have the definitions ascribed to such terms in the Indenture, which definitions are incorporated by reference herein.

GENERAL

     The Indenture does not limit the amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time. The Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Indenture does not limit the amount of other indebtedness or securities, other than certain secured indebtedness as described below, that may be issued by the Company.

     Debt Securities of a series may be issued in registered form ("Registered Securities") or bearer form ("Bearer Securities") or both as specified in the terms of the series. Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a depository or its nominee and, in such case, beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

     Reference is made to the Prospectus Supplement relating to the particular series of Offered Securities offered thereby for the following terms of the Offered Debt Securities:

     - The designation, aggregate principal amount and authorized denominations;

     - The issue price expressed as a percentage of the aggregate principal amount;

     - The date or dates of maturity;

     - The interest rate per annum (fixed or floating) or the method by which such interest rate will be determined;

     - The dates interest will commence accruing and, if applicable, be paid and, for Registered Securities, the record dates for interest payments;

     - Where principal and interest, if any, will be paid;

     - Any optional or mandatory sinking fund provisions;

     - The dates and redemption prices relating to any optional or mandatory redemption provisions and other terms and provisions of any optional or mandatory redemptions;

     - The denominations of Registered Securities if other than denominations of $1,000 and any multiple thereof, and the denominations of Bearer Securities if other than denominations of $5,000;

     - The portion of the principal amount payable on declaration of acceleration of maturity or provable in bankruptcy, if other than the principal amount;

     - Any Events of Default, if not set forth in the Indenture;

     - The currency or currencies, including composite currencies, of payment of the principal of (and premium, if any) and interest (if any), if other than the currency of the United States of America;

     - If the principal (and premium, if any) or interest, if any, are to be payable, at the election of the Company or any holder thereof, in coin or currency other than that in which the Offered Debt Securities of the series are stated to be payable, the period or periods within which, and the terms and conditions on which, such election may be made;

     - If such securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of Holders of such Offered Debt Securities as Outstanding Securities under the Indenture;

     - If the amount of payments of principal of (and premium, if any), or portions thereof, or interest may be determined with reference to an index, formula or other method, the manner of determining such amounts;

     - Whether the Offered Debt Securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of the Offered Debt Securities in bearer form and whether the Offered Debt Securities in bearer form will be exchangeable (and the terms on which such exchange may be made) for Offered Debt Securities in registered form;

     - Whether Offered Debt Securities will be issued in whole or in part in the form of one or more Global Securities and, if so, the method of transferring beneficial interest in such Global Security or Global Securities;

     - The application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and related conditions;

     - Any additional restrictive covenants or other material terms relating thereto which may not be inconsistent with the Indenture; and

     - Any applicable federal income tax consequences.

     Reference also is made to the Prospectus Supplement relating to the particular series of Offered Debt Securities offered thereby for information with respect to Warrants to purchase such Offered Debt Securities, if any.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, principal (and premium, if any) will be payable and the Registered Securities will be transferable at the corporate trust office of the Trustee in New York, New York. Unless other arrangements are made, interest, if any, will be paid by checks mailed to the Holders of Registered Securities at their registered addresses. To the extent set forth in the Prospectus Supplement relating thereto, Bearer Securities and the coupons appertaining thereto will be payable, against surrender thereof, subject to any applicable laws and regulations, at the offices of such paying agencies outside the United States as the Company may appoint from time to time. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     One or more series of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

     The Company will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase Offered Debt Securities at the option of the holders thereof. Any such obligation applicable to a Series of Debt Securities will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

     The Company may at any time purchase Debt Securities at any price in the open market or otherwise. Debt Securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the Trustee for cancellation.

HIGHLY LEVERAGED TRANSACTIONS

     Unless otherwise described in a Prospectus Supplement relating to any Offered Debt Securities, there are no covenants or provisions contained in the Indenture which may afford the holders of Offered Debt Securities direct protection in the event of a highly leveraged transaction involving the Company.

CERTAIN DEFINITIONS

     "Consolidated Net Assets" means total assets after deducting therefrom all current liabilities as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and
(ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized and to be included for the purposes of the definition of Consolidated Net Assets both as an asset and as Funded Debt at the amount so capitalized).

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any manufacturing or processing plant or warehouse owned at the date hereof or hereafter acquired by the Company or any Restricted Subsidiary of the Company which is located within the

United States and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Assets other than (i) any such manufacturing or processing plant or warehouse or any portion thereof (together with the land on which it is erected and fixtures comprising a part thereof) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Internal Revenue Code (or which receive similar tax treatment under any subsequent amendments thereto or any successor laws thereof or under any other similar statute of the United States), (ii) any property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Company as an entirety or (iii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of the Company (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States and (ii) which owns a Principal Property.

     "Subsidiary" means any corporation more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by the Company and/or by one or more other Subsidiaries.

     "Voting Stock" means capital stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

RESTRICTIONS ON SECURED DEBT

     If the Company or any Restricted Subsidiary shall after the date of the Indenture incur or guarantee any evidence of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of the Company or any Restricted Subsidiary, or on any share of stock or Debt of any Restricted Subsidiary, the Company will secure or cause such Restricted Subsidiary to secure the Debt Securities, other than any series of Debt Securities established by or pursuant to a Board Resolution or in one or more supplemental indentures which specifically provide otherwise, equally and ratably with (or, at the Company's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt would not exceed 10% of Consolidated Net Assets.

     The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restrictions, Debt secured by (a) Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages in favor of the Company or a Restricted Subsidiary,
(c) Mortgages in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provisions of any statute, (d) Mortgages on property, shares of capital stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within time limits specified in the Indenture, (e) Mortgages securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds, (f) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith, (g) Mortgages arising from deposits with or the giving of any form of security to any governmental agency required as a condition to the transaction of business or to the exercise of any privilege, franchise or license, (h) Mortgages for taxes, assessments or governmental charges or levies which are not then due or, if delinquent, are being contested in good faith, (i) Mortgages (including judgment liens) arising from legal proceedings being contested in good faith, (j) Mortgages existing at the date of the Indenture and (k) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (j) inclusive.

MERGER AND CONSOLIDATION

     The Company covenants that it will not merge or sell, convey, transfer or lease all or substantially all of its assets unless the successor Person is the Company or another Person organized under the laws of the United States (including any state thereof and the District of Columbia) which assumes the Company's obligations on the Debt Securities and under the Indenture and, after giving effect to such transaction, the Company or the successor Person would not be in default under the Indenture.

EVENTS OF DEFAULT

     The Indenture defines "Events of Default" with respect to the Debt Securities of any series as being one of the following events: (i) default in the payment of any installment of interest on that series for 30 days after becoming due; (ii) default in the payment of principal on that series when due;
(iii) default in the deposit of any sinking fund payment when due; (iv) default in the performance or breach of any other covenant or warranty in the Debt Securities of that series or the Indenture (other than a covenant included in the Indenture solely for the benefit of any series of Debt Securities other than that series) for 90 days after notice; (v) certain events of bankruptcy, insolvency or reorganization; and (vi) any other Event of Default provided with respect to Debt Securities of that series. If an Event of Default shall occur and be continuing with respect to the Debt Securities of any series, either the Trustee or the holders of at least 25% in principal amount of the Debt Securities then outstanding of that series may declare the principal (or such portion thereof as may be specified in the Prospectus Supplement relating to such series) of the Debt Securities of such series to be due and payable. Under certain conditions, such a declaration may be annulled.

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default known to it, give the holders of Debt Securities notice of all uncured defaults known to it (the term "default" to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of Debt Securities.

     The Company will be required to furnish to the Trustee annually a statement by certain officers of the Company to the effect that to the best of their knowledge the Company has complied with all of its conditions and covenants under the Indenture or, if the Company has not so complied, specifying each such default.

     The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

MODIFICATION OF THE INDENTURE

     With certain exceptions, the Indenture may be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by the modification; provided, however, that no such modification or amendment may be made, without the consent of the holder of each Debt Security affected, which would (i) reduce the principal amount of or the interest on any Debt Security, change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or the other terms of payment thereof, or (ii) reduce the above-stated percentage of Debt Securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of Debt Securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults.

DEFEASANCE AND DISCHARGE

     The Indenture provides that the Company may elect, with respect to the Debt Securities of any series, either:

          (i) to terminate (and be deemed to have satisfied) any and all obligations in respect of such Debt Securities (except for certain obligations to register the transfer or exchange or Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the Debt Securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified Debt Securities); or

          (ii) to be released from its obligations with respect to such Debt Securities under Section 1004 of the Indenture (being the restrictions described above under "Restrictions on Secured Debt");

in either case on the 91st day after the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of such Debt Securities on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such a trust may be established only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be counsel to the Company) to the effect that, based upon applicable Federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to holders of such Debt Securities. The designation of such provisions, Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. If so specified with respect to the Debt Securities of a series, such a trust may be established only if establishment of the trust would not cause the Debt Securities of any such series listed on any nationally recognized securities exchange to be de-listed as a result thereof.

CONCERNING THE TRUSTEE

     The First National Bank of Chicago is the Trustee under the Indenture and has been appointed by the Company as initial Security Registrar with regard to the Debt Securities. The Company currently does, and from time to time in the future may, maintain lines of credit and have customary banking relationships with the Trustee. The Trustee currently serves as trustee for the Company's $300,000,000 6 3/4% Notes due 1999 and the $200,000,000 6 7/8% Notes due 2003.
In addition, the Trustee may serve as trustee for other debt securities issued by the Company from time to time.

                            DESCRIPTION OF WARRANTS

     The Company may issue, together with other Debt Securities, Warrants for the purchase of Debt Securities. The Warrants will be issued under Warrant Agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement or Prospectus Supplements relating to Warrants being offered thereby. A copy of the form of Warrant Agreement, including the form of Warrant Certificate representing the Warrants (the "Warrant Certificates"), is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificates, respectively, including the definitions therein of certain terms.

GENERAL

     The Prospectus Supplement or Prospectus Supplements relating to any Warrants will describe the terms of the Warrants offered thereby, the Warrant Agreement relating to such Warrants and the Warrant Certificates representing such Warrants, including the following:

     - The designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Warrants and the procedures and conditions relating to the exercise of such Warrants;

     - The designation and terms of any related Debt Securities with which such Warrants are issued and the number of such Warrants issued with each such Debt Security;

     - The date such Warrants and the related Debt Securities will be separately transferrable, if applicable;

     - The principal amount of Debt Securities purchasable upon exercise of such Warrants and the applicable exercise price;

     - The dates the right to exercise such Warrants shall commence and expire (the "Expiration Date");

     - A discussion of certain applicable United States Federal income tax considerations; and

     - Whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

     Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise (except to the extent that consent of holders of Warrants may be required for certain modifications of the terms of the Indenture and of a Series of Debt Securities issuable upon exercise of the Warrants) and will not be entitled to payments of principal of or interest, if any, on the Debt Securities purchasable upon such exercise.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder thereof to purchase for cash such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the Expiration Date, unexercised Warrants will become void.

     Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. As soon as practicable after the proper exercise of a Warrant, the Company shall issue, pursuant to the Indenture, the Debt Securities purchased upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities and Warrants to or through underwriters, and also may sell Debt Securities and Warrants directly to other purchasers or through agents. The distribution of the Debt Securities and Warrants may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Offered Debt Securities and Warrants.

     In connection with the sale of Debt Securities and Warrants, underwriters may receive compensation from the Company or from purchasers of Debt Securities and Warrants for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities and Warrants to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents that participate in the distribution of Debt Securities and Warrants may be deemed to underwriters, and any discounts, commissions or concessions received by them and any profit on the resale of Debt Securities or Warrants by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus Supplement.

     Under agreements that may be entered into by the Company, underwriters, dealers and agents that participate in the distribution of Debt Securities or Warrants may be entitled to indemnification or contribution by the Company against certain liabilities, including liabilities under the Securities Act.

     Each underwriter, dealer and agent participating in the distribution of any Debt Securities that are issuable as Bearer Securities will agree that it will not offer, sell or deliver, directly or indirectly, Bearer Securities in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of such Debt Securities.

                                 LEGAL OPINIONS

     The validity of the Offered Debt Securities and Warrants will be passed upon for the Company by Lawrence J. McCabe, Senior Vice President, General Counsel and Secretary of the Company, and for the underwriters, dealers or agents, if any, by Sullivan & Cromwell, New York, New York, unless otherwise specified in the Prospectus Supplement. Mr. McCabe beneficially owns shares of the Company's common stock and holds options to purchase additional shares of common stock.

                                    EXPERTS

     The consolidated financial statements of the Company as of April 30, 1997 and May 1, 1996 and for each of the three fiscal years in the period ended April 30, 1997 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended April 30, 1997 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     Section 21E of the Exchange Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. The Company desires to take advantage of the "safe harbor" provisions of the Exchange Act with regard to the forward-looking statements contained in this Prospectus and any document incorporated by reference herein. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and financial performance. The factors identified by the Company include, among other things, the following: general economic and business conditions in the domestic and global markets; actions of competitors, including competitive pricing; changes in consumer preferences and spending patterns; changes in social and demographic trends; changes in laws and regulations, including changes in taxation and accounting standards; foreign economic conditions, including currency exchange rate fluctuations; interest rate fluctuations; the effects of changing prices for, and availability of, the raw material used by the Company; and the effectiveness of the Company's marketing, advertising and promotional programs.

===============================================================================
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                          PAGE
                                          ----
Incorporation of Certain Documents by
  Reference.............................  S-2
The Company.............................  S-2
Ratios of Earnings to Fixed Charges.....  S-2
Use of Proceeds.........................  S-3
Description of the Debentures...........  S-3
Underwriting............................  S-5
Validity of Debentures..................  S-6

PROSPECTUS
Available Information...................    3
Incorporation of Certain Documents by
  Reference.............................    3
The Company.............................    4
Ratio of Earnings to Fixed Charges......    5
Use of Proceeds.........................    5
Description of Debt Securities..........    5
Description of Warrants.................   10
Plan of Distribution....................   11
Legal Opinions..........................   12
Experts.................................   12
Special Note Regarding Forward Looking
  Statements............................   12

===============================================================================




===============================================================================

                                  $250,000,000

                               H.J. HEINZ COMPANY

                      6.375% DEBENTURES DUE JULY 15, 2028

                            ------------------------

                                  [HEINZ LOGO]

                            ------------------------

                              GOLDMAN, SACHS & CO.
                               J.P. MORGAN & CO.
                            WARBURG DILLON READ LLC

===============================================================================

                                                                       EXHIBIT C

                               H.J. HEINZ COMPANY

                          DEBT SECURITIES AND WARRANTS
                          TO PURCHASE DEBT SECURITIES

                             UNDERWRITING AGREEMENT


                                                                  MARCH 20, 1998


TO THE REPRESENTATIVES OF THE
SEVERAL UNDERWRITERS NAMED IN THE
RESPECTIVE PRICING AGREEMENTS
HEREINAFTER DESCRIBED

Ladies and Gentlemen:

     From time to time H.J. Heinz Company, a Pennsylvania corporation (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in
Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants" and, together with the Debt Securities, the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities").

     The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the "Indenture") or, if applicable, Warrant Agreement (the "Warrant Agreement") identified in such Pricing Agreement.

     1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

     (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and a registration statement on Form S-3 (File No. 333-48017) (the "Initial Registration Statement") in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the registration statement became effective, or such part of the Rule 462(b)

Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

     (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the

Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

     (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

     (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is material to the business or operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries (other than increases in the amount of the Company's domestic commercial paper borrowings, which are classified by the Company in accordance with generally accepted accounting principles as long-term debt) or any material adverse change, or any development which the Company has a reasonable cause to believe will involve a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

     (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; the Company is qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each of Star-Kist Foods, Inc., Ore-Ida Foods, Inc., Weight Watchers Gourmet Food Company, Portion Pac, Inc. and Weight Watchers International, Inc. (collectively, the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction of its principal place of business;

     (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

     (g) The Debt Securities have been duly authorized, and, when Designated Securities that include Debt Securities (the "Designated Debt Securities") are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Debt Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which is filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, the Indenture constitutes and, at the Time of Delivery (as defined in Section 4 hereof) for such Designated Debt Securities, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Securities;

     (h) The Warrants have been duly authorized, and, when Designated Securities that include Warrants (the "Designated Warrants") are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Warrants will have been duly authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement, which will be substantially in the form filed as an exhibit to the Registration Statement; and, at the Time of Delivery for such Designated Warrants, the Warrant Agreement will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Warrant Agreement conforms, and the Designated Warrants will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented with respect to such Designated Warrants.

     (i) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Warrant Agreement, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture or Warrant Agreement, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

     (j) The statements set forth in the Prospectus under the captions "Description of Debt Securities" and "Description of Notes," insofar as they purport to constitute a summary of the terms of the Debt Securities, under the caption "Description of Warrants," insofar as they purport to constitute a summary of the terms of the Warrants, and in the first, second and third paragraphs under the caption "Plan of Distribution" and in the second, third and fourth paragraphs under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair;

     (k) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its Articles or Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole;

          (l) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened;

          (m) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          (n) Coopers & Lybrand, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

     3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

     4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor as specified in the Pricing Agreement by (unless otherwise set forth in the Pricing Agreement) wire transfer to the account specified by the Company, in the funds specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities.

     5.   The Company agrees with each of the Underwriters of any Designated
Securities:

          (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which shall be disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(e), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the

Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (e) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives; and

     (f) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with

     Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m. Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

     (b) Counsel for the Underwriters shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the matters covered in paragraphs (iv),
(v), (vi), (vii), (viii), (xii) and (xv) of subsection (c) below as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Lawrence J. McCabe, Senior Vice President, General Counsel and Secretary of the Company, or other counsel for the Company satisfactory to the Representatives shall have furnished to the Representatives his written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented; the Company is qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each of the Material subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

     (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

     (iii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is (or would be) a party or of which any property of the Company or any of its subsidiaries is (or would be) the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened;

     (iv) This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

     (v) The Designated Debt Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Designated Debt Securities and the Indenture conform to the descriptions thereof in the Prospectus as amended or supplemented;

     (vi) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

     (vii) If applicable, the Designated Warrants have been duly authorized, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement; and the Designated Warrants and the Warrant Agreement conform to the descriptions thereof in the Prospectus as amended or supplemented;

     (viii) If applicable, the Warrant Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

     (ix) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, the Indenture, the Warrant Agreement (if applicable), this Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the material property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation, as amended, or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

     (x) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement or such Pricing Agreement or the Indenture or Warrant Agreement (if applicable), except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

     (xi) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its By-laws or Articles or Certificate of Incorporation or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which default would have a material adverse effect on the business, operations, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole;

     (xii) The statements set forth in the Prospectus under the captions "Description of Debt Securities", and "Description of Notes" insofar as they purport to constitute a summary of the terms of the Debt Securities and in the first, second and third paragraphs under the caption "Plan of Distribution" and in the second, third and fourth paragraphs under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair;

     (xiii) The Company is not an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

     (xiv) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

     (xv) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Time of Delivery for the Designated Securities (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xii) of this
     Section 7(c), such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery
     (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

     (d) On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at the Time of Delivery for such Designated Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement or the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than such effective date, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto);

     (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

     (f) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company's rated securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's rated securities;

     (g) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's common stock on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

        (h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request; and

        (i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of this Agreement.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration

Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. Failure by the indemnified party to so notify the indemnifying party shall relieve the indemnifying party from the obligation to indemnify the indemnified party under subsection (a) or (b) above only to the extent that the indemnifying party suffers actual prejudice as a result of such failure, but shall not relieve the indemnifying party from its obligation to provide reimbursement and contribution to the indemnified party. With respect to any action or proceeding brought by a third party that is also brought against the indemnifying party, the indemnifying party shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the indemnified party. Upon assumption by the indemnifying party of the defense of any such action or proceeding, the indemnified party shall have the right to participate in such action or proceeding and to retain its own counsel but the indemnifying party shall not be liable for any legal expenses of other counsel subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to employ counsel reasonably satisfactory the indemnified party in a timely manner, or (iii) the indemnified party shall have been advised by counsel that there are actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding. The indemnifying party shall not consent to the terms of any compromise or settlement of any action defended by the indemnifying party in accordance with the foregoing without the prior consent of the indemnified party unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

           (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

          (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such

Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

     11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 8 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Senior Vice President, General Counsel and Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of each Pricing Agreement. As used herein, except in Section 7(i), "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof.

                                        Very truly yours,

                                        H.J. HEINZ COMPANY

                                        By: /s/ F. Nicholas Grasberger III
                                           -------------------------------
                                           Name:
                                           Title:



Accepted as of the date hereof:

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
SBC Warburg Dillon Read

By: J.P. Morgan Securities Inc.

By:
   ----------------------------
   Name:
   Title:

          If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof.

                                             Very truly yours,

                                             H.J. HEINZ COMPANY



                                             By:_________________________
                                                Name:
                                                Title:

Accepted as of the date hereof:

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
SBC Warburg Dillon Read


By: J.P. Morgan Securities Inc.



By: /s/ Margaret A. Brody
    -----------------------------
    Name:  Margaret A. Brody
    Title: Managing Director

                                                                         ANNEX 1


                               PRICING AGREEMENT
                               -----------------


J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
SBC Warburg Dillon Read Inc.
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260


                                                                  March 20, 1998


Ladies and Gentlemen:

  H.J. Heinz Company, a Pennsylvania corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 20, 1998 (the "Underwriting Agreement"), between the Company on the one hand and J.P. Morgan Securities Inc., Goldman Sachs & Co. and SBC Warburg Dillon Read Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the

Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

  If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                            Very truly yours,


                                             H.J. HEINZ COMPANY


                                             By:

                                                Name:

                                                Title:


Accepted as of the date hereof:

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
SBC Warburg Dillon Read


By: J.P. Morgan Securities


By: ------------------------------------------------

    Name:

    Title:

                                   SCHEDULE I



                                             [Principal
                                               Amount]
                                            [Number] of
                                             Designated
                                             Securities
                                               to be
          Underwriter                         Purchased
          -----------                        ----------

J.P. Morgan Securities Inc.                $100,000,000
Goldman, Sachs & Co.                        100,000,000
SBC Warburg Dillon Read Inc.                100,000,000

          Total                            $300,000,000
                                           ============

                                  SCHEDULE II



TITLE OF DESIGNATED DEBT SECURITIES:

     6% Notes
     due March 15, 2008

AGGREGATE PRINCIPAL AMOUNT:

     $300,000,000

PRICE TO PUBLIC:

     99.337% of the principal amount of the Designated Debt Securities, plus accrued interest, if any, from March 25, 1998

PURCHASE PRICE BY UNDERWRITERS:

     98.687% of the principal amount of the Designated Debt Securities, plus accrued interest from March 25, 1998

FORM OF DESIGNATED DEBT SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian for trading in the Same Day Settlement System of DTC, and to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds by wire transfer

TIME OF DELIVERY:

     9:00 a.m. (New York City time), March 25, 1998

INDENTURE:

     Indenture dated as of July 15, 1992, between the Company and First National Bank of Chicago, as Trustee

MATURITY:

     March 15, 2008

INTEREST RATE:

     6%

INTEREST PAYMENT DATES:

     March 15 and September 15, commencing September 15, 1998

     REDEMPTION PROVISIONS:
          No provisions for redemption

     CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:
          Pittsburg, PA

     CLOSING CONDITIONS:
          Subject to the satisfactory meeting of the terms and conditions set forth in the Underwriting Agreement.

     NAMES AND ADDRESSES OF REPRESENTATIVES:
          Designated Representatives:
          On behalf of the Representatives:

------------------------------------------

          J.P. Morgan Securities Inc.
          60 Wall Street
          New York, New York 10620


          On behalf of the Company:

          Attention Senior Vice President, General Counsel and Secretary H.J. Heinz Company
          World Headquarters USC Tower
          600 Grant Street, 60th Floor
          Pittsburgh, PA

                                                                        ANNEX II

          Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

     (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

     (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;

     (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

     (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

     (v) They have compared the information in, or incorporated by reference in, the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K;

     (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

           (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or
          (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

           (B) if applicable, any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

           (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause
(B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

     (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

     (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than (i) issuances of capital stock upon exercise of options and conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus and (ii) purchases by the Company under its programs of acquiring treasury stock) or any increase in the consolidated long-term debt of the Company and its subsidiaries (other than increases in the amount of the Company's domestic commercial paper borrowings, which are classified by the Company in accordance with generally accepted accounting principles as long-term debt), or any decreases in stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net sales (excluding decreases of approximately $_________ as a result of divestitures) or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vii) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                  All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

                                                                       EXHIBIT D


                               Pricing Agreement

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Warburg Dillon Reed LLC
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

                                                                   July 10, 1998

Ladies and Gentlemen:

     H.J. Heinz Company, a Pennsylvania corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 20, 1998 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Warburg Dillon Reed LLC on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement as incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        H.J. HEINZ COMPANY

                                        By: /s/ F. Nicholas Grasberger III
                                           -------------------------------
                                           Name: F. Nicholas Grasberger III
                                           Title: Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Warburg Dillon Read LLC

By:
   ---------------------------
    (Goldman, Sachs & Co.)

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us 7 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        H.J. HEINZ COMPANY

                                        By:
                                           --------------------------------
                                           Name: F. Nicholas Grasberger III
                                           Title: Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Warburg Dillon Read LLC

By: Goldman Sachs & Co.
   ---------------------------
    (Goldman, Sachs & Co.)

                                   SCHEDULE I



                                                  Principal
                                                   Amount
                                                     of
                                                 Designated
                                                 Securities
                                                    to be
          Underwriter                             Purchased
          -----------                            ----------
Goldman, Sachs & Co.                             $84,000,000
J.P. Morgan Securities Inc.                       83,000,000
Warburg Dillon Read LLC                           83,000,000
                                                 -----------

     Total                                      $250,000,000
                                                ============

                                  SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

     6.375% Debentures due July 15, 2028

AGGREGATE PRINCIPAL AMOUNT:

     $250,000,000

PRICE TO PUBLIC:

     99.549% of the principal amount of the Designated Securities, plus accrued interest, if any, from July 15, 1998

PURCHASE PRICE BY UNDERWRITERS:

     99.674% of the principal amount of the Designated Securities, plus accrued interest from July 15, 1998

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian for trading in the Same Day Settlement System of DTC, and to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds by wire transfer

TIME OF DELIVERY:

     9:00 a.m. (New York City time), July 15, 1998

INDENTURE:

     Indenture dated as of July 15, 1992, between the Company and First National Bank of Chicago, as Trustee

MATURITY:

     July 15, 2028

INTEREST RATE:

     6.375%

INTEREST PAYMENT DATES:

     January 15 and July 15, commencing January 15, 1999

REDEMPTION PROVISIONS:

     No provisions for redemption

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Pittsburgh, PA

CLOSING CONDITIONS:

     Subject to the satisfactory meeting of the terms and conditions set forth in the Underwriting Agreement.

NAMES AND ADDRESSES OF REPRESENTATIVES:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Warburg Dillon Read LLC

c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York 10004


    On behalf of the Company:

    H.J. Heinz Company
    World Headquarters USC Tower
    600 Grant Street, 60th Floor
    Pittsburgh, PA

    Attention: Senior Vice President, General Counsel and Secretary

                                  SCHEDULE II

Title of Designated Securities:

     6.375% Debentures due July 15, 2028

Aggregate principal amount:

     $250,000,000

Price to Public:

     99.549% of the principal amount of the Designated Securities, plus accrued interest, if any, from July 15, 1998

Purchase Price by Underwriters:

     98.674% of the principal amount of the Designated Securities, plus accrued interest from July 15, 1998

Form of Designated Securities:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian for trading in the Same Day Settlement System of DTC, and to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

     Federal (same day) funds by wire transfer

Time of Delivery:

     9:00 a.m. (New York City time), July 15, 1998

Indenture:

     Indenture dated as of July 15, 1992, between the Company and First National Bank of Chicago, as Trustee

Maturity:

     July 15, 2028

Interest Rate:

     6.375%